EXHIBIT 5.1

                             RICHARDSON & PATEL LLP
                              The Chrysler Building
                              405 Lexington Avenue
                                   26th Floor
                            New York, New York 10174
                               Tel (212) 907-6686
                               Fax (212) 907-6687

                                  June 11, 2007

Modern Medical Modalities Corporation
439 Chestnut Street
Union, New Jersey 07083

      Re:   2003 Stock Option Plan

Ladies and Gentlemen:

      We have acted as counsel to Modern Medical Modalities Corporation, a New Jersey corporation (the "Company"), in connection with the preparation of the filing with the Securities and Exchange Commission under the Securities Act of 1933 of the Company's Registration Statement on Form S-8 relating to 2,000,000 shares of the Company's common stock (the "Shares").

      In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Certificate of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

      Based upon that review, it is our opinion that the Shares, when issued will be legally issued, fully paid, and nonassessable. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to the application of the securities or blue sky laws of the various states of the United States to the issuance and sale of the Shares.

      We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.

                                            /s/ RICHARDSON & PATEL LLP